Exhibit 10.2

CONFIDENTIAL TREATMENT

SECOND AMENDMENT TO DEVELOPMENT AND SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO DEVELOPMENT AND SUPPLY AGREEMENT (this “Second Amendment”) is entered into as of the 26th day of June, 2008 (“Second Amendment Effective Date”) by and between Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”) and Hospira Worldwide, Inc., a Delaware corporation (“Hospira”) to amend the terms of that certain Development and Supply Agreement, as amended, between Abbott Laboratories, predecessor in interest to Hospira, and Cubist (the “Agreement”).

Whereas, the parties desire to amend the terms of the Agreement to reflect, among other items, the validation of Hospira’s facility in Liscate, Italy, the manufacture of Product at such site, changes to minimum purchases of Product and applicable pricing.

Now, therefore in consideration of the mutual promises and agreements contained herein, the parties agree to amend the Agreement as follows:

1.               Incorporation of the Agreement.     All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement is incorporated herein by this reference as though the same was set forth in its entirety.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.               Definitions.

a.               As used herein Product shall refer to both the []* and D500 configurations of CUBICIN® (daptomycin for injection)

b.              “[]*” shall mean CUBICIN in a []* configuration

c.               “D500” shall mean CUBICIN in a 500mg configuration.

d.              As used in the Agreement, the term “Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement; A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of in excess of fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management.

3.               Validation of the Liscate, Italy Facility.

a.               D500 is currently manufactured at Hospira’s facility in McPherson, Kansas (“McPherson”).  The parties shall work jointly and in good faith to complete the Feasibility Document and Plant Certification Protocol, outlines of which are attached hereto at Exhibit A, in accordance with the Technology Transfer Documents that were emailed by []* of Cubist to []* of Hospira on August 9, 2007 (the Feasibility Document, Plant Certification Protocol and Technology Transfer Document, each a “Document” and collectively the “Documents”).  For

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission. (the “Commission”).

the avoidance of doubt, the Feasibility Document and Plant Certification Protocol shall each be considered “complete” when both parties have agreed in writing to the content of such Document, such agreement not to be unreasonably withheld, delayed or conditioned.  The parties shall use the Feasibility Document to determine if there are any major obstacles to Hospira validating the Liscate, Italy site (“Liscate”) as a manufacturing site for the []* and D500 Products in accordance with the Technology Transfer Document and as further set forth in Section 3.b. and on Exhibit B (the “Liscate Validation Program”).  The parties shall complete the Feasibility Document and the Plant Certification Protocol and perform the activities in the Plant Certification Protocol prior to Hospira’s initiation of the Liscate Validation Program.  If (a) the Feasibility Document is not completed and signed on or before []* after the Second Amendment Effective Date; (b) the Plant Certification Protocol is not completed and signed on or before []* after completion of the Feasibility Document; or (c) Cubist reasonably determines that the Liscate Validation Program is not technically feasible, Sections 4 through 8 of this Amendment shall become null and void and, from that date forward, the minimums and pricing shall revert to those detailed in the June 1, 2006 First Amendment to Development and Supply Agreement (the “Amendment One”); such minimums and pricing shall be referred to as the “Existing Terms”; provided that Hospira shall continue to package and label Product at []* if McPherson has already been qualified for packaging and labeling pursuant to the Labeling and Packaging Program.

b.              Upon completion of the Documents, Hospira shall complete the Liscate Validation Program in accordance with the Documents and Exhibit B.  Hospira shall be responsible for all reasonable costs associated with the validation of the []* and D500 Products at Liscate as outlined in the Documents and Exhibit B, provided that Cubist shall supply all Bulk Drug necessary for such validation activities, and (ii) Cubist shall issue Purchase Orders in accordance with the Agreement for all lots of Product manufactured under the Liscate Validation Program.

4.               Labeling and Packaging.

a.               Hospira currently supplies Product to Cubist in bulk packaging.  The parties intend to qualify both McPherson and Liscate to label and package Product as outlined in the June 3, 2008 letter from []* (the “Labeling and Packaging Program”, attached hereto as Exhibit C).

5.               Location of Manufacture.

a.               Upon successful completion of the Liscate Validation Program, Hospira shall begin to manufacture Product at Liscate.  Hospira shall determine in its reasonable judgment the location of the manufacture of the Products; provided that if Cubist’s []* Product requirements are less than []*, Hospira shall manufacture all []* Product requirements at Liscate and shall use []* to manufacture at least []* of Product total in each Contract Year at Liscate ([]* Product and D500 Product).  If Cubist desires to have Hospira manufacture additional units of Product in Europe that Hospira is unable to manufacture at Liscate, the parties shall meet to discuss in good faith the possibility of []* for the manufacture of Product, provided that should the parties agree to proceed with []*, any such []* shall be subject to Hospira and Cubist agreeing upon payment to Hospira for such []* activities.

b.              Within thirty (30) days after Hospira’s receipt of Cubist’s firm purchase orders pursuant to Section 8.7.4 of the Agreement which firm orders shall be broken down by D500 Product and []* Product, Hospira will provide Cubist with a detailed production schedule for the McPherson and Liscate plants in accordance with this Section 5.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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c.               Upon successful completion of the Liscate Validation Program with respect to the D500 Product, Hospira shall manufacture D500 Product at Liscate []*, as necessary to maintain its competency in the manufacture of the D500 Product at Liscate; provided that Hospira continues to manufacture all []* Product at Liscate and that Hospira’s obligations as set forth in 5.a. above shall continue to apply.

6.               Schedule and Prices.  Section 8.1.1 is hereby deleted in its entirety and replaced with the following:

8.1.1        Purchase and Sale of Product.

Cubist shall place Purchase Orders with Hospira and Hospira shall manufacture Product for Cubist in accordance with the volume schedule outlined in Exhibit 8.5.1, as set forth in Section 7 of Amendment 2.  The initial minimum volume schedule is defined under the column labeled “Minimum Volume (1)”.  Hospira shall deliver such Product to Cubist in accordance with Section 8.6.

Cubist shall pay the applicable price as set forth in Exhibit 8.5.1 as set forth in Section 7 of Amendment 2 based on the applicable Contract Year and whether or not the Product is unfinished (bulk packaging only) or finished (final Product includes Product labeling and packaging), which shall be at Cubist’s discretion as specified on the applicable Purchase Order.

7.               Pricing Table.  Exhibit 8.5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Minimums and Prices

Contract Year	Minimum Volume (1) in units	Minimum Volume (2) in units	Unfinished Price In US$ McPherson	Unfinished Price In US$ Liscate	Finished Price In US$ McPherson	Finished Price In US$ Liscate
2008	[]*	[]*	[]*	[]*	[]*	[]*
2009	[]*	[]*	[]*	[]*	[]*	[]*
2010	[]*	[]*	[]*	[]*	[]*	[]*
2011	[]*	[]*	[]*	[]*	[]*	[]*
2012	[]*	[]*	[]*	[]*	[]*	[]*
2013	[]*	[]*	[]*	[]*	[]*	[]*

a.               This pricing is effective as of []*.  As set forth in the chart, annual price increases shall be []*.  Annual price increases will not exceed the lesser of []*.

b.              “Minimum Volume (1)” and “Minimum Volume (2)” columns apply to total volume of D500 Product and []* Product.

c.               If during the Term of this Agreement, []*, then Cubist shall have the right to reduce the minimum purchase volume for that year and subsequent years, provided that, unless both parties agree in writing, such revised minimums shall not be lower than []*; and, provided

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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further, that Cubist shall have no right to cancel any previously issued purchase orders unless Cubist receives Hospira’s written agreement to cancel such purchase orders.

d.              Cubist shall pay to Hospira all VAT due on any Product, if applicable, on the receipt by Cubist of Hospira’s invoice.  Such invoice shall set forth the purchase price and itemize the applicable VAT.

e.               Cubist’s Affiliates may purchase Products directly from Hospira hereunder, as directed by Cubist, provided that Cubist shall be responsible for all such Affiliates’ compliance with the terms of this Agreement, including prompt payment for such Products in accordance with the terms hereof.  Any such purchases by Cubist’s Affiliates shall apply to the minimum volumes required by Section 8.1.1 and detailed in Exhibit 8.5.1.

8.               Section 8.2.  The revised Section 8.2 as set forth in Amendment One shall continue to apply provided that the reference to Exhibit 8.5.1 shall refer to the Exhibit 8.5.1 as revised pursuant to Section 6 above; provided, however, that notwithstanding anything to the contrary in this Amendment Two or the Agreement, Section 8.2 shall no longer be of any effect and no minimums shall apply to Cubist under this Agreement []*.

9.               Section 8.6.  Section 8.6 of the Agreement is hereby replaced with the following:

                        Hospira shall deliver Product to Cubist, F.C.A. (Incoterms 2000), Hospira’s manufacturing plant in McPherson, KS, USA or E.X.W. (Incoterms 2000), Hospira’s manufacturing plant in Liscate, Italy; provided that Hospira shall prepare any documentation necessary for exportation.  Shipment shall be by a carrier designated by Cubist.  Title shall pass to Cubist upon placement of Product on carrier.

10.         Section 8.7.4.  Section 8.7.4 of the Agreement is hereby amended such that the language, “the first []*” shall be changed to “the first []*” and the language, “the remaining []*” shall be changed to “the remaining []*.”

11.         Section 8.8.2.  Section 8.8.2 of the Agreement is hereby amended to add the following at the end of such Section:

                        Neither Hospira nor any of its Affiliates (as defined above) []* shall no longer be of any effect and []* to Cubist under this Agreement; provided that, Cubist shall have no right to cancel any previously issued purchase orders unless Cubist receives Hospira’s written agreement to cancel such purchase orders.

12.         Effective Date.  The amendment to the Agreement contemplated by this Second Amendment shall be deemed effective as of the date first written above upon the full execution of this Second Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Second Amendment.

13.         Counterparts.  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  One or more counterparts of this Second Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the date first above written.

HOSPIRA WORLDWIDE, INC.		CUBIST PHARMACEUTICALS, INC.

By	/s/ Anthony N. Cacich	By	/s/ Michael W. Bonney

Name	Anthony N. Cacich	Name	Michael W. Bonney
	(type or print)		(type or print)

Title	Vice President and General Manager,	Title	President and CEO
Contract Manufacturing Services

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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Exhibit A

Outlines of

Feasibility Document and Plant Certification Protocol

[SEE ATTACHMENTS]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Feasibility Report Outline

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Plant Certification Outline

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Exhibit B

Liscate Validation Program

Project Plan

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

Exhibit C

Labeling and Packaging Program

[SEE ATTACHMENT]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

3 June 2008

[]*

Dear []*:

[]*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.